UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

TREACE MEDICAL CONCEPTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40355	47-1052611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Palmetto Park Place

Ponte Vedra, Florida 32081

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (904) 373-5940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TMCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2023, Treace Medical Concepts, Inc. (the “Company” or “TMCI”) entered into an asset purchase agreement (the “APA”) dated June 1, 2023 to acquire certain assets of MIOS Marketing, LLC d/b/a RedPoint Medical3d (“RPM-3D”) and certain owners of RPM-3D. On June 12, 2023, the Company completed its acquisition of certain assets of RPM-3D pursuant to the APA.

In accordance with the APA, at closing, TMCI paid RPM-3D $20.0 million in exchange for RPM-3D’s assets used in providing pre-operative planning and patient-specific guides for the surgical correction of foot and ankle deformities. Under the APA, TMCI is obligated to pay additional consideration of up to $10.0 million in cash upon completion of certain milestones as follows: $3.5 million upon completion of certain transition services at 12 months of the closing date, $3.5 million upon completion of certain technological advancement milestones within 12 months of the closing date, and, subject to prior completion of the transition services and the technological advancement milestones, up to $3.0 million upon the issuance of certain patent claims. In connection with the acquisition of assets, the Company has also entered into non-competition and non-solicitation agreements with RPM-3D and each of its owners, as well as consulting agreements with Dr. Adam Perler and James Spitler.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release of Treace Medical Concepts, Inc. issued on June 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREACE MEDICAL CONCEPTS, INC.

Date: June 13, 2023	By:	/s/ Mark L. Hair
Mark L. Hair
Chief Financial Officer